Exhibit 99

              Viad Corp Announces Second Quarter Results

         Income from Continuing Operations of $0.87 Per Share

    PHOENIX--(BUSINESS WIRE)--July 27, 2007--Viad Corp (NYSE:VVI) today announced second quarter 2007 revenue of $275.7 million, segment operating income of $31.1 million and income from continuing operations of $18.3 million, or $0.87 per diluted share. Included in 2007 second quarter results was $3.9 million ($2.4 million after-tax, or $0.11 per share) related to the favorable resolution of a contract dispute. The company's prior guidance was $0.68 to $0.77 per diluted share for the second quarter. Viad's 2007 second quarter income before other items, which excludes impairment recoveries of $61,000 after-tax, was $18.2 million, or $0.87 per share, and compares favorably to 2006 second quarter income before other items of $15.4 million, or $0.71 per share.

    Paul B. Dykstra, president and chief executive officer said, "Overall, we had a very good second quarter. Income before other items per share increased 22.5 percent as compared to the 2006 quarter, reflecting positive show rotation at Exhibitgroup, the acquisition of Melville and solid performance at all of our operating companies."

    Net income was $18.5 million, or $0.88 per share, in the 2007 second quarter versus $28.3 million, or $1.30 per share, in the 2006 second quarter. The decline in net income was due to higher income from discontinued operations in the 2006 quarter of $0.44 per share as compared to $0.01 per share in the 2007 quarter. Net income for the 2006 second quarter also included favorable tax settlements from continuing operations of $0.15 per share.

    Second Quarter 2007 Financial Highlights

    Highlights of the 2007 second quarter and year-to-date results, compared to the 2006 second quarter and year-to-date results, are presented below.



                                               Q2 2007 Q2 2006 Change
                                               ------- ------- -------
                                               ($ in millions)
Revenue                                         $275.7  $237.4   16.1%
Segment operating income                        $ 31.1  $ 25.8   20.6%
Operating margins (Note A)                       11.3%   10.9%  40 bps
Income before other items (Note B)              $ 18.2  $ 15.4   18.1%
Income from continuing operations               $ 18.3  $ 18.6   -1.6%
Net income (Note C)                             $ 18.5  $ 28.3  -34.6%
Adjusted EBITDA (Note B)                        $ 35.6  $ 30.2   17.9%
Cash from operations                            $ 14.3  $ 28.0  -48.7%
Free cash flow (Note B)                         $  7.0  $ 22.8  -69.2%




                                              YTD 2007 YTD 2006 Change
                                              -------- -------- ------
                                               ($ in millions)
Revenue                                         $559.4   $471.2  18.7%
Segment operating income                        $ 56.2   $ 43.5  29.2%
Operating margins (Note A)                       10.1%     9.2% 90 bps
Income before other items (Note B)              $ 32.3   $ 25.5  26.6%
Income from continuing operations               $ 32.3   $ 32.3      -
Net income (Note C)                             $ 32.4   $ 41.9 -22.5%
Adjusted EBITDA (Note B)                        $ 64.2   $ 56.3  14.1%
Cash from operations                            $ 15.0   $ 33.7 -55.5%
Free cash flow (outflow) (Note B)               $(4.4)   $ 21.6     **
** Change is greater than +/- 100 percent.
(A) For operating margins, the change from the prior year period is presented in basis points.
(B) Income before other items is defined by Viad as income from continuing operations before the after-tax effects of impairment losses/recoveries, favorable resolution of tax matters and the after-tax effects of gains on sale of corporate assets. Adjusted EBITDA is defined by Viad as net income before interest expense, income taxes, depreciation and amortization, impairment losses/recoveries, changes in accounting principles and the effects of discontinued operations. Free cash flow is defined by Viad as net cash provided by operating activities minus capital expenditures and dividends. Income before other items, adjusted EBITDA and free cash flow are supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies.

These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Viad's operating performance and liquidity. Free cash flow is also used by management to assess the company's ability to service debt, fund capital expenditures and finance growth. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Viad's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP. See Table Two for reconciliations of income from continuing operations to income before other items. Also see Table Two for reconciliations of net income to adjusted EBITDA, and of net cash provided by operating activities to free cash flow.
(C) Net income includes income from discontinued operations primarily relating to tax and other matters associated with previously sold operations of $196,000 in the 2007 second quarter, $2.3 million in the 2006 second quarter, $102,000 in 2007 year-to-date, and $2.2 million in 2006 year-to-date. Net income in the 2006 second quarter and year-to-date also includes after-tax income from discontinued operations of $7.4 million relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.


    At the end of the second quarter 2007:

    --  Cash and cash equivalents were $131.9 million.

    --  Debt totaled $14.4 million, with a debt-to-capital ratio of
        3.0 percent.

    Also relating to the second quarter 2007:

    -- Viad recorded impairment recoveries of $100,000 ($61,000 after-tax) related to claims by Exhibitgroup/Giltspur associated with Hurricane Katrina. In connection with the final settlement of these claims during July 2007, Viad received an additional $218,000, of which $146,000 related to business interruption and will be included in Exhibitgroup's third quarter 2007 operating income.

    GES Exposition Services (GES)

    For the second quarter of 2007, GES's revenue was $192.8 million, up $23.5 million or 13.9 percent from $169.3 million in the second quarter of 2006. Second quarter segment operating income was $22.0 million, up $3.7 million or 20.1 percent from $18.4 million in 2006. Included in GES's results for the 2007 second quarter was $3.9 million pre-tax related to the favorable resolution of a contract dispute, which was partially offset by an increase in certain insurance-related costs. The acquisition of Melville on February 1, 2007 and continued base same-show growth more than offset negative show rotation revenue of about $7 million.

    Dykstra said, "GES continues to produce strong results in 2007. Base same-show growth was 12.3 percent during the second quarter. We are also realizing very good results from Melville, where we are in the process of implementing the growth initiatives that were identified during our diligence process."

    Exhibitgroup/Giltspur (Exhibitgroup)

    Exhibitgroup's 2007 second quarter revenue was $61.5 million, up $14.6 million or 31.2 percent from $46.9 million in the second quarter of 2006. Segment operating income was $4.6 million, up $1.9 million from $2.7 million in the 2006 second quarter. The growth over 2006 was due primarily to positive rotation from the International Paris Air Show, which last occurred in the 2005 second quarter.

    Dykstra said, "We are pleased with Exhibitgroup's results this quarter, which were stronger than expected. Exhibitgroup realized great results from servicing clients that participated in the Paris Air Show and better strength in its domestic revenues during the quarter."

    Travel and Recreation Services

    Travel and Recreation Services segment revenue for the 2007 second quarter was $21.4 million, comparable to 2006 second quarter revenue of $21.2 million. Segment operating income was $4.5 million, comparable to $4.8 million in the 2006 second quarter.

    Dykstra said, "The Travel and Recreation Services segment got off to a good start for its peak season. Passenger volumes were up at Brewster's gondola operation versus the 2006 second quarter and Glacier Park realized strong occupancy."

    2007 Outlook

    Guidance provided by Viad is subject to change as a variety of factors can affect actual operating results. Those factors are identified in the safe harbor language at the end of this press release.

    Full Year 2007

    Viad's 2007 full year income is expected to be in the range of $1.72 to $1.80 per share, as compared to the company's prior guidance of $1.72 to $1.82 per share and 2006 income before other items of $1.75 per share. The change in guidance reflects a third quarter restructuring charge, which is expected to approximate $0.02 per share and relates to severance costs associated with personnel changes during July 2007 that support the organizational realignment at Exhibitgroup. The guidance range for 2007 assumes an effective tax rate of 38 percent to 39 percent, as compared to the 2006 effective tax rate on income before other items of 37.2 percent.

    Excluding Melville, full year revenue and operating income are expected to be comparable to 2006 revenue of $856.0 million and operating income of $67.2 million. The acquisition of Melville is expected to provide an additional $80 million to $90 million in revenue and be accretive to Viad's 2007 earnings. Viad's growth in 2007 will be limited by significant negative show rotation at GES and investments in initiatives to reposition Exhibitgroup for future growth.

    Show rotation is expected to negatively impact Viad's full year revenues by about $32 million. In the first quarter, show rotation did not have a meaningful impact on revenues. In the second quarter, show rotation positively impacted revenues at Exhibitgroup by about $13 million and negatively impacted revenues at GES by about $7 million. In the third quarter, show rotation is expected to negatively impact revenues by about $10 million at Exhibitgroup and about $36 million at GES. In the fourth quarter, show rotation is expected to positively impact revenues at GES by about $8 million.

    In 2008, show rotation is expected to have a positive impact on revenues in excess of $45 million relative to 2007.

    Melville is expected to have seasonally lower revenues with operating losses in the third and fourth quarters. During the first half of 2007, Melville generated an operating profit on seasonally stronger revenues.

    Viad's full year 2007 outlook for each operating segment is as follows:

    -- GES - On an organic basis, revenue is expected to increase at a low single digit rate from $623.1 million in 2006. Negative show rotation revenue of about $35 million is expected to be more than offset by continued strong growth in exhibitor discretionary revenue and same-show growth. The acquisition of Melville is expected to provide an additional $80 million to $90 million in revenue. GES's full year operating income (including Melville) is expected to be in the range of $52.0 million to $54.0 million.

    -- Exhibitgroup - Revenue is expected to be comparable to 2006 revenue of $153.7 million. Operating loss is expected to be in the range of $5.0 million to $6.5 million as the result of investments in initiatives to reposition the company for growth. Management expects to begin realizing the benefit of these initiatives in 2008.

    -- Travel and Recreation Services - Revenue is expected to be comparable to 2006 revenue of $79.3 million. Operating income is expected to be in the range of $22.2 million to $23.2 million.

    Third Quarter 2007

    For the third quarter, Viad's income per diluted share is expected to be in the range of $0.21 to $0.29. This compares to income before other items of $0.77 per share in the 2006 third quarter. Revenue is expected to be in the range of $206.0 million to $232.0 million, which includes $15 million to $20 million from Melville. Excluding Melville, organic revenue is expected to decrease by 8 percent to 17 percent from the 2006 amount of $230.5 million, reflecting negative show rotation at GES and Exhibitgroup of about $46 million in revenue. Segment operating income is expected to be in the range of $11.0 million to $14.0 million, as compared to $27.6 million in the 2006 third quarter. The expected decline in operating income from the 2006 quarter reflects the decrease in organic revenue, due to negative show rotation, as well as an expected operating loss at Melville in the range of $1.5 million to $2.0 million.

    Implicit within this guidance are the following segment revenue and operating income expectations.



                                 Segment               Segment
                                 Revenue       Operating Income (Loss)
                            ------------------ -----------------------
                            low-end   high-end low-end        high-end
                                         ($ in millions)

 GES **                        $ 140 to   $155    $(3.5) to     $(1.5)
 Exhibitgroup                  $  21 to   $ 27    $(7.0) to     $(6.0)
 Travel & Recreation           $  45 to   $ 50    $ 21.0 to     $ 22.0
** Includes a revenue range of $15.0 million to $20.0 million and an operating loss range of $2.0 million to $1.5 million for Melville.


    Dykstra said, "We've had many successes during the first half of 2007, including two straight quarters of double-digit base same-show growth at GES, positive results from our early efforts to reposition Exhibitgroup, and the acquisition of Melville. While the pricing environment remains challenging, the exhibition and event industry continues to grow, and the teams at GES and Exhibitgroup are working hard to drive profitable growth. The Travel and Recreation Services businesses have just entered their peak season and we continue to expect that 2007 will be another year of solid performance by both Brewster and Glacier Park."

    Dykstra continued, "While our growth in 2007 will be restricted due to negative show rotation of $32 million in revenue and due to investments to reposition Exhibitgroup, we expect to realize significant growth in 2008. We expect positive show rotation in 2008 to add in excess of $45 million in revenue at GES relative to 2007. We also expect improved results at Melville in 2008 as we will have substantially completed our integration efforts, and our growth initiatives continue to gain traction. Results at Exhibitgroup should also be stronger as we begin to realize the benefits of our work to reposition the company. Additionally, we are pursuing some attractive, strategic acquisition opportunities that could bolster growth. We remain committed to driving growth and enhancing shareholder value."

    Conference Call and Webcast

    Viad Corp will hold a conference call with investors and analysts for a review of second quarter 2007 results on Friday, July 27, 2007 at 9 a.m. (ET). To join the live conference call, dial toll-free (800) 811-0667, passcode 4891123, or access the webcast through Viad's Web site at www.viad.com. A replay will be available for a limited time at
(888) 203-1112, passcode 4891123, or visit the Viad Web site and link to a replay of the webcast.

    Viad is an S&P SmallCap 600 company. Major operating companies include GES Exposition Services of Las Vegas, Exhibitgroup/Giltspur of Chicago, Brewster Inc. of Banff, Alberta, Canada, and Glacier Park, Inc. of Phoenix. For more information, visit the company's Web site at www.viad.com.

    Forward-Looking Statements

    As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995," Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities or war and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

    Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.



                      VIAD CORP AND SUBSIDIARIES
                    TABLE ONE - QUARTERLY RESULTS
                             (UNAUDITED)


                     Three months ended          Six months ended
                          June 30,                   June 30,
                 -------------------------- --------------------------
(000 omitted,
 except per
 share data)       2007      2006      %      2007      2006      %
                 --------- --------- ------ --------- --------- ------


Revenues (Note
 A)              $275,727  $237,409   16.1% $559,416  $471,179   18.7%
                 ========= ========= ====== ========= ========= ======


Segment
 operating
 income (Note A) $ 31,108  $ 25,799   20.6% $ 56,226  $ 43,509   29.2%
Corporate
 activities        (2,714)   (3,347)  18.9%   (5,023)   (5,199)   3.4%
Gain on sale of
 corporate
 assets (Note B)        -         -    **          -     3,468    **
Restructuring
 recoveries
 (charges) (Note
 C)                     -       552    **     (1,210)      570    **
Impairment
 recoveries
 (Note D)             100         -    **        100       843  -88.1%
Net interest
 income             1,013     1,521  -33.4%    2,336     2,958  -21.0%
                 --------- --------- ------ --------- --------- ------
Income before
 income taxes
 and minority
 interest          29,507    24,525   20.3%   52,429    46,149   13.6%
Income tax
 expense (Note
 E)               (11,200)   (5,977) -87.4%  (20,129)  (13,956) -44.2%
Minority
 interest             (20)       35    **         37       147  -74.8%
                 --------- --------- ------ --------- --------- ------
Income from
 continuing
 operations        18,287    18,583   -1.6%   32,337    32,340    0.0%
Income from
 discontinued
 operations
 (Note F)             196     9,679  -98.0%      102     9,530  -98.9%
                 --------- --------- ------ --------- --------- ------
Net income       $ 18,483  $ 28,262  -34.6% $ 32,439  $ 41,870  -22.5%
                 ========= ========= ====== ========= ========= ======

Diluted income
 per common
 share:
 Income from
  continuing
  operations     $   0.87  $   0.86    1.2% $   1.53  $   1.47    4.1%
 Income from
  discontinued
  operations         0.01      0.44  -97.7%     0.01      0.44  -97.7%
                 --------- --------- ------ --------- --------- ------
 Net income per
  share          $   0.88  $   1.30  -32.3% $   1.54  $   1.91  -19.4%
                 ========= ========= ====== ========= ========= ======

Basic income per
 common share:
 Income from
  continuing
  operations     $   0.89  $   0.87    2.3% $   1.57  $   1.50    4.7%
 Income from
  discontinued
  operations         0.01      0.45  -97.8%        -      0.44    **
                 --------- --------- ------ --------- --------- ------
 Net income per
  share          $   0.90  $   1.32  -31.8% $   1.57  $   1.94  -19.1%
                 ========= ========= ====== ========= ========= ======

Common shares
 treated as
 outstanding for
 income per
 share
 calculations:

  Average
   outstanding
   shares          20,567    21,436   -4.1%   20,609    21,624   -4.7%
                 ========= ========= ====== ========= ========= ======

  Average
   outstanding
   and
   potentially
   dilutive
   shares          21,046    21,718   -3.1%   21,127    21,964   -3.8%
                 ========= ========= ====== ========= ========= ======

** Change is greater than +/- 100 percent.




                      VIAD CORP AND SUBSIDIARIES
                TABLE ONE - NOTES TO QUARTERLY RESULTS
                             (UNAUDITED)

(A) Reportable
 Segments
                      Three months ended         Six months ended
                           June 30,                  June 30,
                    ----------------------- --------------------------
   (000 omitted)      2007     2006    %      2007      2006      %
                    -------- -------- ----- --------- --------- ------

   Revenues:
    GES Exposition
     Services       $192,832 $169,336 13.9% $437,717  $363,463   20.4%
    Exhibitgroup/
    Giltspur          61,526   46,898 31.2%   95,868    81,622   17.5%
    Travel and
     Recreation
     Services         21,369   21,175  0.9%   25,831    26,094   -1.0%
                    -------- -------- ----- --------- --------- ------
                    $275,727 $237,409 16.1% $559,416  $471,179   18.7%
                    ======== ======== ===== ========= ========= ======

   Segment operating
    income:
    GES Exposition
     Services       $ 22,033 $ 18,353 20.1% $ 54,239  $ 40,773   33.0%
    Exhibitgroup/
    Giltspur           4,579    2,677 71.0%      (96)     (350)  72.6%
    Travel and
     Recreation
     Services          4,496    4,769 -5.7%    2,083     3,086  -32.5%
                    -------- -------- ----- --------- --------- ------
                    $ 31,108 $ 25,799 20.6% $ 56,226  $ 43,509   29.2%
                    ======== ======== ===== ========= ========= ======

(B)Gain on Sale of Corporate Assets -- In the first quarter of 2006, Viad sold its remaining interest in its corporate aircraft along with related equipment for $10.0 million, resulting in a gain of $1.7 million ($1.1 million after-tax). Also in the first quarter of 2006, Viad sold certain undeveloped land in Phoenix, Arizona for $2.9 million, resulting in a gain of $1.7 million ($1.1 million after-tax).

(C)Restructuring Charges and Recoveries -- In the first quarter of 2007, Viad recorded a restructuring charge of $1.2 million ($737,000 after-tax) related to severance costs associated with an organizational realignment at Exhibitgroup. In the first and second quarters of 2006, Viad reversed restructuring reserves of $18,000 ($11,000 after-tax) and $552,000 ($333,000 after-tax), respectively.

(D)Impairment Recoveries -- In the second quarter of 2007 and the first quarter of 2006, Viad recorded insurance recoveries of $100,000 ($61,000 after-tax) and $843,000 ($508,000 after-tax), respectively, related to claims associated with Hurricane Katrina.

(E)Income Tax Expense -- Income tax expense includes favorable resolution of tax matters of $1.0 million and $3.2 million in the first and second quarters of 2006, respectively.

(F)Income from Discontinued Operations -- In the second quarters of 2007 and 2006, Viad recorded income from discontinued operations of $196,000 and $2.3 million, respectively, primarily relating to tax and other matters associated with previously sold operations. In the first quarters of 2007 and 2006, Viad recorded losses from discontinued operations of $94,000 and $149,000, respectively, also related to tax matters associated with previously sold operations. In the second quarter of 2006, Viad recorded income from discontinued operations of $7.4 million (after-tax) relating to the expiration of product warranty liabilities associated with a previously sold manufacturing operation.




                      VIAD CORP AND SUBSIDIARIES
                TABLE TWO - INCOME BEFORE OTHER ITEMS,
                  ADJUSTED EBITDA AND FREE CASH FLOW
                             (UNAUDITED)


                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------ --------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Income before other
 items:
 Income from
  continuing
  operations       $18,287  $18,583   -1.6% $ 32,337  $ 32,340    0.0%
 Impairment
  recoveries, net
  of tax               (61)       -    **        (61)     (508) -88.0%
 Favorable
  resolution of tax
  matters                -   (3,154)   **          -    (4,172)   **
 Gain on sale of
  corporate assets,
  net of tax             -        -    **          -    (2,164)   **
                   -------- -------- ------ --------- --------- ------
 Income before
  other items      $18,226  $15,429   18.1% $ 32,276  $ 25,496   26.6%
                   ======== ======== ====== ========= ========= ======

                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------ --------------------------
(per diluted share)  2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Income before other
 items:
 Income from
  continuing
  operations       $  0.87  $  0.86    1.2% $   1.53  $   1.47    4.1%
 Impairment
  recoveries, net
  of tax                 -        -    **          -     (0.02)   **
 Favorable
  resolution of tax
  matters                -    (0.15)   **          -     (0.19)   **
 Gain on sale of
  corporate assets,
  net of tax             -        -    **          -     (0.10)   **
                   -------- -------- ------ --------- --------- ------
 Income before
  other items      $  0.87  $  0.71   22.5% $   1.53  $   1.16   31.9%
                   ======== ======== ====== ========= ========= ======

                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------ --------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Adjusted EBITDA:
 Net income        $18,483  $28,262  -34.6% $ 32,439  $ 41,870  -22.5%
 Income from
  discontinued
  operations          (196)  (9,679) -98.0%     (102)   (9,530) -98.9%
                   -------- -------- ------ --------- --------- ------
 Income from
  continuing
  operations        18,287   18,583   -1.6%   32,337    32,340    0.0%
 Impairment
  recoveries, net     (100)       -    **       (100)     (843) -88.1%
 Interest expense      379      409    7.3%      845       775   -9.0%
 Income tax expense 11,200    5,977  -87.4%   20,129    13,956  -44.2%
 Depreciation and
  amortization       5,800    5,202  -11.5%   10,996    10,025   -9.7%
                   -------- -------- ------ --------- --------- ------
 Adjusted EBITDA   $35,566  $30,171   17.9% $ 64,207  $ 56,253   14.1%
                   ======== ======== ====== ========= ========= ======

                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------ --------------------------
(000 omitted)        2007     2006     %      2007      2006      %
                   -------- -------- ------ --------- --------- ------

Free Cash Flow:
 Net cash provided
  by operating
  activities       $14,340  $27,956  -48.7% $ 15,025  $ 33,741  -55.5%
 Less:
  Capital
   expenditures     (6,477)  (4,306) -50.4%  (17,740)  (10,376) -71.0%
  Dividends paid      (840)    (861)   2.4%   (1,680)   (1,742)   3.6%
                   -------- -------- ------ --------- --------- ------
  Free cash flow
   (outflow)       $ 7,023  $22,789  -69.2% $ (4,395) $ 21,623    **
                   ======== ======== ====== ========= ========= ======

** Change is greater than +/- 100 percent.



    CONTACT: Viad Corp, Phoenix
             Carrie Long, 602-207-2681 (Investor Relations) clong@viad.com